Exhibit 99.1

RLH CORPORATION ADDS DEEP AND DIVERSE

INDUSTRY AND FINANCIAL EXPERIENCE TO BOARD OF DIRECTORS

Company enhances Board with two new independent Directors

DENVER (July 31, 2018) — RLH Corporation (NYSE:RLH) today announced the addition of two new independent directors to the Company’s Board of Directors, Ted Darnall and Amy Humphreys. Together, Darnall and Humphreys add over 55 years of relevant experience to the Board. RLH Corporation has grown the Board to include diverse skill sets and backgrounds that the Company believes will benefit future direction and growth.

Darnall is a 30-year veteran of the hospitality industry and widely recognized as one of the top hotel operators in the business. Darnall has held executive positions with Starwood Hotels and Resorts Worldwide, Interstate Hotels and Resorts and Marriott International. Darnall’s industry recognition is garnered from his innovative initiatives, performance-driven, results oriented focus and motivational leadership. Darnall has served as CEO Lodging and Technical Services Companies at HEI Hotels and Resorts since 2006. Prior to HEI Hotels and Resorts, Darnall was with Starwood Hotels and Resorts Worldwide for 10 years where he held various executive positions, including Chief Operating Officer of Starwood Lodging Corporation, President of North America Operations and most recently, President of Starwood Real Estate Group. Prior to Starwood Hotels and Resorts Worldwide, Darnall was with Interstate Hotels and Resorts for over 14 years, reaching the position of Senior Vice President, Operations. Darnall began his hospitality career with Marriott International, where he held a number of management positions.

Humphreys is a financial expert and has served in C-Level roles as both a CEO and CFO with over 25 years of experience in manufacturing, commodities, global marketing and distribution in the seafood, dairy and petroleum industries. Humphreys has focused her contributions around high performance leadership, business model transformation, profitable growth and value expansion. She brings deep expertise in financial management, including financial reporting and audit oversight, internal control structures, capital structure strategies and commodity and enterprise risk management frameworks. Humphreys has extensive experience in shareholder and lender relations from both the management and director perspective. Humphreys has served in executive leadership roles for large privately held companies with revenues ranging from $0.5 to $2.6 billion, across multiple industries. She has served on numerous boards with roles on various committees. Humphreys is a former C.P.A. in the state of Washington, launching her career at Arthur Anderson.

“We are very excited to have Ted and Amy joining our Board of Directors,” said RLH Corporation Board Chair, Robert G. Wolfe. “Ted and Amy are strong leaders, have great experience and will bring important insights into the Board room. They are a perfect fit for the skillsets identified by the Board. We believe they will be important additions as the Company continues to aggressively grow its franchise business.”

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About RLH Corporation

Red Lion Hotels Corporation is an innovative hotel company doing business as RLH Corporation and focuses on the franchising, management and ownership of upscale, midscale and economy hotels. The company focuses on maximizing return on invested capital for hotel owners across North America through relevant brands, industry-leading technology and forward-thinking services. For more information, please visit the company’s website at www.rlhco.com.

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Investor Relations Contact:

Amy Koch

O: 509-777-6417

C: 917-579-5012

investorrelations@rlhco.com

Media Contact:

Dan Schacter

Director, Social Engagement and Public Relations

509-777-6222

dan.schacter@rlhco.com